Exhibit 99.1

The Manitowoc Company Reports Second-Quarter 2023 Financial Results; Raises Full-Year 2023 Guidance

Second-Quarter 2023 Highlights

•
Net sales of $602.8 million, up 21.2% year-over-year
•
Adjusted EBITDA(1) of $60.4 million, margin percentage of 10.0%
•
Non-new machine sales of $150.4 million, up 8.1% year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported second-quarter net income of $20.2 million, or $0.57 per diluted share. Second-quarter adjusted net income(1) was $26.6 million, or $0.75 per diluted share.

Net sales increased 21.2% year-over-year to $602.8 million and were favorably impacted by $3.1 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) was $60.4 million, an increase of $24.0 million or 65.9% from the prior year.

Orders were $550.5 million, a 26.8% increase from the prior year. Orders were favorably impacted by $4.0 million from changes in foreign currency exchange rates. Backlog decreased $51.1 million to $1,024.6 million as of June 30, 2023 from $1,075.7 million as of March 31, 2023.

“Manitowoc's strong second-quarter revenue and double-digit adjusted EBITDA margin exceeded our expectations. We continue to make progress on CRANES+50 with an 8.1% increase in non-new machine sales year-over-year contributing to these results. The overall market remained strong in the Americas which offset softness in the European tower crane business,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Given our solid first half of the year and strong backlog, we are raising our full-year guidance. Focusing on the long-term, we remain committed to investing in our four breakthrough initiatives that fuel our CRANES+50 strategy,” added Ravenscroft.

Updated Full-Year 2023 Guidance:

•
Net sales - $2.1 billion to $2.2 billion
•
Adjusted EBITDA - $150 million to $180 million
•
Depreciation and amortization - $58 million to $62 million
•
Interest expense - $33 million to $35 million
•
Provision for income taxes, excluding discrete items - $16 million to $20 million
•
Adjusted diluted earnings per share - $1.10 to $1.70

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its second-quarter 2023 earnings results on Tuesday, August 8, 2023, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, will be available via webcast on the Manitowoc website at http://ir.manitowoc.com in the "Events & Presentations" section. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Headquartered in Milwaukee, Wisconsin, United States, Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, distributes, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
Macroeconomic conditions, including inflation, rising interest rates, recessionary concerns and distress in global credit markets, as well as ongoing global supply chain constraints, labor availability and cost pressures such as changes in raw material and commodity costs, and logistics constraints, have had, and may continue to have, a negative impact on Manitowoc’s business, financial condition, cash flows and results of operations (including future uncertain impacts);
•
actions of competitors;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
geopolitical events, including the ongoing conflict between Russia and Ukraine, other political and economic conditions and risks and other geographic factors, has had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets;
•
changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
impairment of goodwill and/or intangible assets;
•
changes in revenues, margins and costs;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•
work stoppages, labor negotiations, labor rates and labor costs;
•
risks and factors detailed in Manitowoc's 2022 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$602.8	$497.2	$1,111.1	$956.2
Cost of sales	479.8	408.5	881.8	782.5
Gross profit	123.0	88.7	229.3	173.7
Operating costs and expenses:
Engineering, selling and administrative expenses	87.6	69.3	162.7	135.8
Amortization of intangible assets	0.7	0.8	1.7	1.6
Restructuring expense	0.3	0.3	0.3	0.4
Total operating costs and expenses	88.6	70.4	164.7	137.8
Operating income	34.4	18.3	64.6	35.9
Other expense:
Interest expense	(9.0)	(7.9)	(17.1)	(15.3)
Amortization of deferred financing fees	(0.4)	(0.3)	(0.7)	(0.7)
Other expense - net	(10.0)	(2.1)	(11.1)	(2.3)
Total other expense	(19.4)	(10.3)	(28.9)	(18.3)
Income before income taxes	15.0	8.0	35.7	17.6
Benefit for income taxes	(5.2)	(7.1)	(1.0)	(0.6)
Net income	$20.2	$15.1	$36.7	$18.2

Per Share Data and Share Amounts:
Basic net income per common share	$0.58	$0.43	$1.05	$0.52

Diluted net income per common share	$0.57	$0.42	$1.03	$0.51

Weighted average shares outstanding - basic	35,084,580	35,283,969	35,102,924	35,208,349
Weighted average shares outstanding - diluted	35,650,143	35,550,942	35,766,952	35,564,882

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	June 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$25.9	$64.4
Accounts receivable, less allowances of $5.4 and $5.3, respectively	274.8	266.3
Inventories — net	727.4	611.9
Notes receivable — net	8.7	10.6
Other current assets	32.2	45.3
Total current assets	1,069.0	998.5

Property, plant and equipment — net	341.9	335.3
Operating lease right-of-use assets	41.5	45.2
Goodwill	79.0	80.1
Other intangible assets — net	126.2	126.7
Other non-current assets	43.5	29.7
Total assets	$1,701.1	$1,615.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$492.4	$446.4
Customer advances	20.2	21.9
Short-term borrowings and current portion of long-term debt	6.7	6.1
Product warranties	45.4	48.8
Other liabilities	19.8	24.6
Total current liabilities	584.5	547.8
Non-Current Liabilities:
Long-term debt	380.7	379.5
Operating lease liabilities	31.8	34.3
Deferred income taxes	5.0	4.9
Pension obligations	55.1	51.7
Postretirement health and other benefit obligations	7.8	8.2
Long-term deferred revenue	13.8	15.6
Other non-current liabilities	43.0	35.7
Total non-current liabilities	537.2	529.9
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,045,446 and 35,085,008 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	607.8	606.7
Accumulated other comprehensive loss	(101.9)	(107.9)
Retained earnings	141.0	104.3
Treasury stock, at cost (5,748,537 and 5,708,975 shares, respectively)	(67.9)	(65.7)
Total stockholders' equity	579.4	537.8
Total liabilities and stockholders' equity	$1,701.1	$1,615.5

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net income	$20.2	$15.1	$36.7	$18.2
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Depreciation	14.2	15.6	28.1	31.7
Amortization of intangible assets	0.7	0.8	1.7	1.6
Stock-based compensation expense	2.3	0.9	5.4	4.0
Amortization of deferred financing fees	0.4	0.3	0.7	0.7
Gain on sale of property, plant and equipment	(0.2)	(1.1)	(0.2)	(1.1)
Net unrealized foreign currency transaction losses (gains)	(2.1)	4.4	(3.7)	5.8
Income tax benefit from change in reserve of uncertain tax positions	—	(11.9)	—	(11.7)
Deferred income taxes	(14.0)	0.9	(14.0)	0.9
Loss on foreign currency translation adjustments	9.3	—	9.3	—
Other	—	0.9	—	0.9
Changes in operating assets and liabilities
Accounts receivable	(24.2)	8.5	(7.1)	0.8
Inventories	(5.5)	(39.8)	(107.4)	(109.2)
Notes receivable	2.2	0.4	3.9	3.4
Other assets	8.4	(1.5)	11.6	(1.1)
Accounts payable	(36.7)	6.5	19.5	61.1
Accrued expenses and other liabilities	7.8	0.1	12.4	(0.3)
Net cash provided by (used for) operating activities	(17.2)	0.1	(3.1)	5.7
Cash Flows from Investing Activities:
Capital expenditures	(27.0)	(8.1)	(36.3)	(16.8)
Proceeds from sale of property, plant and equipment	3.1	1.4	5.1	1.4
Acquisition of businesses	—	2.3	—	2.3
Net cash used for investing activities	(23.9)	(4.4)	(31.2)	(13.1)
Cash Flows from Financing Activities:
Proceeds from (payments on) revolving credit facility - net	12.0	—	12.0	(20.0)
Payments on revolving credit facility	—	—	(10.0)	—
Other debt - net	0.7	(1.5)	(1.2)	(2.3)
Debt issuance and other debt related costs	—	(1.8)	—	(1.8)
Exercise of stock options	—	—	0.3	0.1
Common stock repurchases	(2.0)	(1.9)	(5.5)	(1.9)
Net cash provided by (used for) financing activities	10.7	(5.2)	(4.4)	(25.9)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.4	0.2	0.4
Net decrease in cash and cash equivalents	(30.6)	(9.1)	(38.5)	(32.9)
Cash and cash equivalents at beginning of period	56.5	51.6	64.4	75.4
Cash and cash equivalents at end of period	$25.9	$42.5	$25.9	$42.5

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income plus the addback or subtraction of restructuring and other non-recurring items. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income and diluted net income per share to adjusted net income and Adjusted DEPS for the three and six months ended June 30, 2023 and 2022 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended June 30,
	2023			2022
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$123.0	$—	$123.0	$88.7	$1.1	$89.8
Engineering, selling and administrative expenses (2)	(87.6)	10.8	(76.8)	(69.3)	0.3	(69.0)
Amortization of intangible assets	(0.7)	—	(0.7)	(0.8)	—	(0.8)
Restructuring expense (3)	(0.3)	0.3	—	(0.3)	0.3	—
Operating income	34.4	11.1	45.5	18.3	1.7	20.0
Interest expense	(9.0)	—	(9.0)	(7.9)	—	(7.9)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.3)	—	(0.3)
Other expense - net (4)	(10.0)	9.3	(0.7)	(2.1)	0.5	(1.6)
Income before income taxes	15.0	20.4	35.4	8.0	2.2	10.2
(Provision) benefit for income taxes (5)	5.2	(14.0)	(8.8)	7.1	(9.9)	(2.8)
Net income	$20.2	$6.4	$26.6	$15.1	$(7.7)	$7.4

Diluted weighted average common shares outstanding	35,650,143		35,650,143	35,550,942		35,550,942

Diluted net income per share	$0.57		$0.75	$0.42		$0.21

(1)
The adjustment in 2022 represents $1.1 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales.
(2)
The adjustment in 2023 represents $10.8 million of costs associated with a legal matter with the U.S. Environmental Protection Agency ("U.S. EPA"). The adjustment in 2022 represents $0.1 million of other one-time costs associated with the acquired businesses and $0.2 million of other one-time charges.
(3)
Represents adjustments for restructuring expense.
(4)
The adjustment in 2023 represents the write-off of $9.3 million of non-cash foreign currency translation adjustments from the curtailment of operations in Russia. The adjustment in 2022 represents a $0.5 million write-off of other debt related charges.
(5)
The adjustment in 2023 represents the net income tax impact of items (2), (3), and (4), and the removal of a $13.9 million benefit from the release of a valuation allowance. The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), and (4), the $10.9 million removal of an income tax benefit related to the release of a U.S. Federal uncertain tax position, and establishment of a $1.0 million valuation allowance due to the Company's curtailment of operations in Russia.

	Six Months Ended June 30,
	2023			2022
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$229.3	$—	$229.3	$173.7	$2.3	$176.0
Engineering, selling and administrative expenses (2)	(162.7)	10.8	(151.9)	(135.8)	(4.3)	(140.1)
Amortization of intangible assets	(1.7)	—	(1.7)	(1.6)	—	(1.6)
Restructuring expense (3)	(0.3)	0.3	—	(0.4)	0.4	—
Operating income	64.6	11.1	75.7	35.9	(1.6)	34.3
Interest expense	(17.1)	—	(17.1)	(15.3)	—	(15.3)
Amortization of deferred financing fees	(0.7)	—	(0.7)	(0.7)	—	(0.7)
Other expense - net (4)	(11.1)	9.3	(1.8)	(2.3)	0.5	(1.8)
Income before income taxes	35.7	20.4	56.1	17.6	(1.1)	16.5
(Provision) benefit for income taxes (5)	1.0	(14.0)	(13.0)	0.6	(8.7)	(8.1)
Net income	$36.7	$6.4	$43.1	$18.2	$(9.8)	$8.4

Diluted weighted average common shares outstanding	35,766,952		35,766,952	35,564,882		35,564,882

Diluted net income per share	$1.03		$1.21	$0.51		$0.24

(1)
The adjustment in 2022 represents $2.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales and $0.3 million of other one-time costs associated with the acquired business.
(2)
The adjustment in 2023 represents $10.8 million of costs associated with a legal matter with the U.S. EPA. The adjustment in 2022 represents $4.8 million of income from the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $0.3 million of other one-time costs associated with the acquired business and $0.2 million of other one-time charges.
(3)
Represents adjustments for restructuring expense.
(4)
The adjustment in 2023 represents the write-off of $9.3 million of non-cash foreign currency translation adjustments from the curtailment of operations in Russia. The adjustment in 2022 represents a $0.5 million write-off of other debt related charges.
(5)
The adjustment in 2023 represents the net income tax impact of items (2), (3) and (4), and the removal of a $13.9 million benefit from the release of a valuation allowance. The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), and (4), the $10.9 million removal of an income tax benefit related to the release of a U.S. Federal uncertain tax position, and establishment of a $1.0 million valuation allowance due to the Company's curtailment of operations in Russia.

Free Cash Flows

The Company defines free cash flows as net cash provided by (used for) operating activities less cash outflow from investment in capital expenditures. The reconciliation of net cash provided by (used for) operating activities to free cash flows for the three and six months ended June 30, 2023 and 2022 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by (used for) operating activities	$(17.2)	$0.1	$(3.1)	$5.7
Capital expenditures	(27.0)	(8.1)	(36.3)	(16.8)
Free cash flows	$(44.2)	$(8.0)	$(39.4)	$(11.1)

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other expense, and certain other non-recurring items - net. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA for the three and six months ended June 30, 2023 and 2022 and trailing twelve months are summarized as follows. All dollar amounts are in millions.

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve
	2023	2022	2023	2022	Months
Net income (loss)	$20.2	$15.1	$36.7	$18.2	$(105.1)
Interest expense and amortization of deferred financing fees	9.4	8.2	17.8	16.0	34.8
Provision (benefit) for income taxes	(5.2)	(7.1)	(1.0)	(0.6)	3.0
Depreciation expense	14.2	15.6	28.1	31.7	57.0
Amortization of intangible assets	0.7	0.8	1.7	1.6	3.2
EBITDA	39.3	32.6	83.3	66.9	(7.1)
Restructuring expense	0.3	0.3	0.3	0.4	1.4
Asset impairment expense (1)	—	—	—	—	171.9
Other non-recurring items - net (2)	10.8	1.4	10.8	(2.0)	11.8
Other expense - net (3)	10.0	2.1	11.1	2.3	3.0
Adjusted EBITDA	$60.4	$36.4	$105.5	$67.6	$181.0

Adjusted EBITDA margin percentage	10.0%	7.3%	9.5%	7.1%	8.3%

(1)
The adjustment for the trailing twelve months represents non-cash goodwill and indefinite-lived intangible asset impairment charges.
(2)
Other non-recurring items - net for the three and six months ended June 30, 2023 relate to $10.8 million of costs associated with a legal matter with the U.S. EPA. Other non-recurring items - net for the three months ended June 30, 2022 relate to $1.1 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, $0.1 million of other one-time costs associated with the acquired businesses, and other one-time charges of $0.2 million. Other non-recurring items - net for the six months ended June 30, 2022 relate to $4.8 million of income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $2.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, $0.6 million of other one-time costs associated with the acquired business, and other one-time charges of $0.2 million. Other non-recurring items - net for the trailing twelve months relate to $10.8 million of costs associated with a legal matter with the U.S. EPA and $1.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales.
(3)
Other expense - net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with legal matters, and other items in the three, six, and trailing twelve months ended June 30, 2023 and the three and six months ended June 30, 2022. Other expense – net for the three, six, and trailing twelve months ended June 30, 2023 includes a $9.3 million write-off of non-cash foreign currency translation adjustments from the curtailment of operations in Russia.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805